EXHIBIT 99.B

Team El Paso,

As you have seen, Lisa Stewart has announced that she will be leaving the company on September 1st to accept a position with Warburg Pincus. First let me say that both personally and professionally I hate to see Lisa leave. When I recruited Lisa in early 2004 our non-regulated businesses faced tremendous challenges. In fact I would characterize those challenges collectively as unprecedented. What Lisa brought to the task of righting the ship was an incredible work ethic, a history of success, a broad and deep understanding of every aspect of E&P and a real sense of mission about the job ahead. Those attributes proved contagious, and we have all witnessed the transformation of those businesses under her leadership and with the talented team around her and all the employees of Team El Paso.

The Board of Directors of El Paso Corporation, and I individually, are very grateful to Lisa for all of her efforts on behalf of our employees and shareholders. We also want to wish her great success in this next chapter in her professional life.

Now I’d like to make several important points. First, our E&P business is in very good shape. As our second quarter results will indicate, we will post another successive quarter of organic production growth. More important, we are on track to deliver solid production and reserve growth for the year, and the outlook for 2007 is very strong. Each of our four operating regions is creating value for shareholders and we have built a multi-year inventory of exploration and development projects that can deliver sustainable growth. With regard to the rest of this business unit, we are nearing completion of our asset divestiture program and the results have been great. In Marketing and Trading, Bryan Neskora and his team continue to make great progress in exiting our legacy positions while at the same time maximizing the price we receive for our oil, gas and other products. Finally, Lisa is surrounded by a great team and one that I have great confidence will continue leading this business back to being a top performer.

A search for Lisa’s successor is underway. It will include both internal and external candidates. Our shareholders deserve nothing less. Regardless of whom that successor is, the fundamentals we have established for this business will not change. We’ll continue to be good stewards of our shareholders’ capital and we’ll continue to focus on our values - Stewardship, Integrity, Safety, Accountability and Excellence. In the interim until Lisa’s successor is named, I will focus my time and attention on this business so that the valuable momentum that we all have worked so hard for is not lost.

I hate to lose Lisa. She has been a great friend, colleague and executive for El Paso. But the future of Team El Paso is brighter than at any time in my tenure here. So please join me in thanking Lisa for her contributions to El Paso, wishing her well as she heads off to her next challenge, and then getting back to work! We’ve had a great first half, but there is a lot left to do and we need every member of Team El Paso to help make this the breakout year we all know it can be.

DLF

Cautionary Statement Regarding Forward-Looking Statements:
This letter includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of management; our ability to implement and achieve our objectives in the 2006 plan, including achieving our debt-reduction, earnings and cash flow targets; our ability to meet production volume targets in our Exploration and Production segment; changes in commodity prices for oil, natural gas, and power and relevant basis spreads; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.